Exhibit 99.1
Wayfair Announces Strong Five-Day Peak Holiday Shopping Period

Customers Came to Wayfair to Save on Vast Selection of Items for the Home

BOSTON, Mass. – November 29, 2022 – Wayfair Inc. (NYSE:W), one of the world’s largest destinations for the home, today announced strong results for the five-day peak holiday shopping period between Thanksgiving and Cyber Monday, including a low single digit sales increase in the U.S. compared to the same time period in 2021. Customers turned to Wayfair throughout November for their home needs in response to a robust offering, including in-stock availability, speed of delivery, and price value. Wayfair has ongoing, exciting seasonal savings through the end of the year, including 12 Days of Markdowns and its End of Year Clearance, as well as Flash Deal Friday events throughout December.

“As we continue to drive customer and supplier loyalty, this important five-day shopping period was a success, and we are excited to see order growth improving as prices get sharper,” said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. “In fact, leading up to Cyber Five, our November year-over-year revenue trends strengthened relative to the down 10 percent quarter-to-date update we shared on our recent conference call, with the Cyber Five period itself comping flat for the company.”

Black Friday was the biggest sales day. In addition, repeat customers accounted for 73 percent of holiday orders for the five-day period, and hundreds of thousands of new customers ordered from Wayfair for the first time.

Shah continued, "We know our customers are being more discerning right now, and we’ve been focused on partnering with our suppliers to exceed their expectations. With the pandemic period's acute scarcity of goods behind us, the strength of our platform model is again showing through in great value, strong selection, and fast delivery. We’re confident that our reinvigorated customer offering - in combination with our robust and ongoing efforts around cost control - position Wayfair to succeed in any environment.”

During the five-day period, consumers shopped for every room in the home, taking advantage of incredible deals to invest in new furniture and decor, stock up on home essentials, and ready their homes for a return to bigger holiday celebrations. Customers enjoyed Wayfair’s exceptional service, specialized expertise and fast, seamless delivery.

•Feeling at Home for the Holidays: Purchasing everything from beds, mattresses and nightstands to down comforters and sheet sets, consumers are more focused than ever on making their holiday guests feel right at home. On Black Friday, shoppers purchased a piece of bedding from Wayfair every five seconds. Products that make for easy cleanup were also top of mind this year, with shoppers taking home washable rugs and cordless vacuums, like the top-selling Dyson V8 Cordless Vacuum. Wayfair shoppers also updated their living spaces, purchasing everything from sectional sofas and coffee tables to light fixtures, window treatments and area rugs. Between Thanksgiving and Cyber Monday, shoppers purchased enough rugs to cover more than 75,000 soccer fields.
•A Seat at the Table for Everyone: Consumers took advantage of Wayfair’s Cyber Weekend deals to prepare for a crowd. Extendable dining sets were popular, alongside dining hutches, bar carts, and bar stools as hosts planned for larger gatherings this year. In fact, shoppers bought enough barstools to line the entire Las Vegas strip over four times. Shoppers also refreshed their tablescapes, snapping up flatware, wine glasses, tablecloths and more. Best-sellers included Riedel Wine Glasses, Saro Tablecloths and Portola Flatware from Lenox as well as festive options like the Spode Christmas Tree Dinnerware Set.
•The Heart of the Home: Perfect for gifting, kitchen gadgets such as immersion blenders, pressure cookers and espresso makers spiked in popularity. Top-sellers included the KitchenAid Dual Convection Toaster Oven and an espresso maker by Cuisinart. Rolling kitchen carts added valuable counter space to many kitchens just in time for hosting and even the kids got in on the fun, with play kitchens growing in popularity this year.
•Home Improvement: Consumers took advantage of incredible savings to tackle home improvement projects. On Black Friday alone, customers purchased a vanity or faucet every 13 seconds. Shoppers also purchased major kitchen appliances from top brands spanning GE, Samsung, LG, Cafe and Frigidaire. Top-sellers included the French-Door Refrigerator by GE and the Essa Kitchen Faucet by Delta.
•A Change of Seasons: In preparation for winter, items such as deck boxes and outdoor sheds were popular as many shoppers plan to pack up their outdoor furniture, decor and recreation items. Many shoppers also secured great deals on seasonal decor. On Black Friday, Wayfair sold enough Christmas trees to add up to 845 Rockefeller Center trees. In particular, space-saving flocked trees were a hit and many shoppers opted for multiple miniature trees to fill all corners of their homes with holiday cheer. Life-size nutcrackers were also a customer favorite, with shoppers often buying two to greet visitors.

To shop holiday deals all season long and discover millions of products for every room in the home, visit Wayfair.com or download the Wayfair app.

About Wayfair

Wayfair is the destination for all things home: helping everyone, anywhere create their feeling of home. From expert customer service, to the development of tools that make the shopping process easier, to carrying one of the widest and deepest selections of items for every space, style, and budget, Wayfair gives everyone the power to create spaces that are just right for them.

The Wayfair family of brands includes:

•Wayfair: Everything home – for a space that’s all you.
•Joss & Main: The ultimate style edit for home.
•AllModern: All of modern, made simple.
•Birch Lane: A fresh take on the classics.
•Perigold: An undiscovered world of luxury design.
•Wayfair Professional: Just right for Pros.

Wayfair generated $12.4 billion in net revenue for the twelve months ended September 30, 2022. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, Wayfair employs approximately 17,000 people.

Media Relations Contact:
Susan Frechette
PR@Wayfair.com

Investor Relations Contact:
James Lamb
IR@Wayfair.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of federal and state securities laws. All statements other than statements of historical fact contained in this press release, including statements regarding our investment plans and anticipated returns on those investments, our future customer growth, our future results of operations and financial position, including our financial outlook, profitability goals, available liquidity and access to financing sources, our business strategy, plans and objectives of management for future operations, expected consumer activity and behaviors, including seasonal trends, e-commerce adoption trends, developments in our technology and systems and anticipated results of those developments, and the impact of macroeconomic factors, including the novel coronavirus (COVID-19) pandemic and the rise in inflation and interest rates, and our response to such events, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

A list and description of risks, uncertainties and other factors that could cause or contribute to differences in our results can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We qualify all of our forward-looking statements by these cautionary statements.
2